HARRIS & HARRIS GROUP ANNOUNCES LAUNCH OF
H&H CO-INVESTMENT PARTNERS, LLC HZO CO-INVESTMENT SERIES III
AVAILABLE AT WWW.BANQ.CO

NEW YORK, NY—July 12, 2016—Harris & Harris Group, Inc. (NASDAQ: TINY), an investor in transformative companies enabled by disruptive science, announced today that H&H Co-Investment Partners, LLC will begin accepting subscriptions for investment from accredited investors to purchase a limited amount of equity interests in H&H Co-Investment Partners, LLC HZO Co-Investment Series III, an investment series created to invest in an upcoming round of financing of HZO, Inc. The offering will be facilitated by BANQ®, the online division of TriPoint Global Equities LLC, a FINRA member and registered broker-dealer, and be conducted under Rule 506(c) of Regulation D promulgated by the SEC under the Securities Act. All equity interests issued by H&H Co-Investment Partners will be offered by TriPoint Global Equities. We currently anticipate that the offering period for this opportunity will close on or about July 29, 2016.

Accredited investors interested in participating in this offering, who are identified as holders of Harris & Harris Group’s common stock immediately prior to the date of this announcement, will receive priority should the offering be oversubscribed, will be able to invest in the offering at reduced expense rates and will be entitled to reduced placement agent fees. Harris & Harris Group plans to provide such benefits to its shareholders in future offerings of H&H Co-Investment Partners as well.

Accredited investors who are interested in reviewing the offering materials, including the Confidential Private Placement Memorandum (PPM) and subscription documents, and subscribing to the offering can do so on BANQ®’s website at www.banq.co. The securities offered in the Offering have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com and on Facebook at www.facebook.com/harrisharrisvc.

About Harris & Harris Group

Harris & Harris Group is a publicly traded, internally managed business development company that builds transformative companies from disruptive science. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com, on Facebook at www.facebook.com/harrisharrisvc and by following on Twitter @harrisandharrisgroup.

About TriPoint Global Equities, LLC

TriPoint Global Equities, LLC (“TriPoint”), a FINRA member firm, is a boutique investment bank, with corporate finance and sales and trading services. TriPoint focuses on providing U.S. and non-U.S. companies of up to $500 million in revenue with capital raising, corporate finance advisory services and assistance with navigating the regulatory environment for companies listing on U.S. markets. TriPoint maintains specialized practices in institutional private placements, sales and trading, research, mergers and acquisitions, and corporate finance. BANQ®, the online division of TriPoint, is a fully electronic platform that takes the entire public and private offering process online and provides instantaneous confirmation and deposit of all investment transactions. BANQ® allows issuers to conduct offerings and raise capital under Regulation A+. BANQ® widely markets its offerings utilizing the new general solicitation and advertising rules promulgated by the U.S. Securities & Exchange Commission, in response to the passage of the JOBS Act of 2012. In addition BANQ® offers some of the lowest trading costs in the industry at $.99 and $3.95. For more information visit www.tripointglobalequities.com and www.banq.co.

506(c) Offering Legend

Investors should consider the investment objectives, risks, and charges and expenses of H&H Co-Investment Partners, LLC carefully before investing. The PPM relating to each offering of equity interests by H&H Co-Investment Partners, LLC will contain this and other information about H&H Co-Investment Partners, LLC and should be read carefully before investing. Copies of the PPM relating to each offering of equity interests by H&H Co-Investment Partners, LLC may be obtained by accessing BANQ®’s website at www.banq.co.

Securities of H&H Co-Investment Partners, LLC are expected to be offered and sold in reliance on the exemption from registration set forth in Section 506(c) under the Securities Act of 1933, as amended, or the "Securities Act". In accordance therewith, you should be aware that (i) the securities may be sold only to “accredited investors,” which for natural persons are investors who meet certain minimum annual income or net worth thresholds; (ii) the securities will only be offered in reliance on an exemption from the registration requirements of the Securities Act and will not be required to comply with specific disclosure requirements that apply to registration under the Securities Act; (iii) the Securities and Exchange Commission will not pass upon the merits of or give its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials; (iv) the securities will be subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities; investing in securities involves risk, and investors should be able to bear the loss of their investment; and (v) the securities offered will not be subject to the protections of the Investment Company Act.

Any performance data set forth herein represents past performance. Past performance does not guarantee future results. Current performance may be lower or higher than the performance data presented. H&H Co-Investment Partners, LLC is not required by law to follow any standard methodology when calculating and representing performance data, and as a result the performance of H&H Co-Investment Partners, LLC may not be directly comparable to the performance of other funds.

This press release is not an offer to sell, or the solicitation of an offer to purchase, any securities of H&H Co-Investment Partners, LLC, in any jurisdiction where such offer or sale would be prohibited.

Forward-Looking Statements

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including, but not limited to, the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The references and links to the websites www.HHVC.com, www.banq.co, www.tripointglobalequities.com and www.facebook.com have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Harris & Harris Group is not responsible for the contents of third party websites.

Media Contact:
Daniel B. Wolfe
Harris & Harris Group, Inc.
212-582-0900